FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION CONTACT:
November 5, 2014	Kristina Waugh 318.340.5627
kristina.r.waugh@centurylink.com

CENTURYLINK REPORTS SOLID THIRD QUARTER 2014 RESULTS
Achieved operating revenues of $4.51 billion, including core revenues1 of $4.08 billion
Generated operating cash flow2 of $1.75 billion, excluding special items
Generated free cash flow2 of $780 million, excluding special items and integration-related capital expenditures
Achieved Adjusted Net Income2 of $359 million and Adjusted Diluted EPS2 of $0.63, excluding special items
MONROE, La. — CenturyLink, Inc. (NYSE: CTL) today reported solid operating revenues, operating cash flow and free cash flow for third quarter 2014.
“CenturyLink’s third quarter results reflect our continued success in meeting the demand from business customers for high bandwidth data services, colocation, managed hosting, cloud and IT services,” said Glen F. Post III, chief executive officer and president. “In our Business segment, high-bandwidth data services revenue, including MPLS3, Ethernet and Wavelength, grew nearly 12% year-over-year and we achieved year-over-year revenue growth in this segment for the fifth consecutive quarter.
“We expect the expansion of our symmetrical 1 gigabit service to 16 cities that we announced in August to create additional opportunities to drive strategic revenue growth from businesses and consumers in the months ahead. Also, we have recently integrated and aligned our sales and service delivery models to improve the consistency and effectiveness of our go-to-market strategies as we remain focused on driving increased sales and operating efficiencies in our business,” Post concluded.
Third Quarter 2014 Highlights

•
Achieved core revenues of $4.08 billion in third quarter, a 0.6% year-over-year decline, compared with a 1.0 % year-over-year decline in third quarter 2013; revenue from high-bandwidth data services grew approximately 17% year-over-year across business and wholesale customers.

•	Generated free cash flow of $780 million, excluding special items and integration-related capital expenditures.

•	Experienced continued strength in sales of high bandwidth data services to business customers.

•	Added nearly 8,400 high-speed Internet customers during third quarter 2014, ending the period with approximately 6.06 million customers in service.

1 Core revenues defined as strategic revenues plus legacy revenues (excludes data integration and other revenues), as described further in the attached schedules
2 See attachments for non-GAAP reconciliations
3 Multi-Protocol Label Switching

•	Ended the quarter with approximately 229,000 CenturyLink® PrismTM TV customers, an increase of 14,000 during third quarter 2014.

•	Purchased and retired an additional 1.7 million shares of CenturyLink common stock for $64 million during third quarter 2014.
Consolidated Financial Results
Operating revenues for third quarter 2014 were $4.514 billion compared to $4.515 billion in third quarter 2013. The decline in legacy revenues4, driven primarily by access line losses and lower access revenues, was offset by increased strategic and data integration revenues. The growth of strategic revenues was due primarily to increased business customer demand for high-bandwidth data services and hosting solutions, along with year-over-year growth in high-speed Internet and CenturyLink® PrismTM TV customers.
Operating expenses, excluding special items, increased to $3.87 billion from $3.85 billion in third quarter 2013. The year-over-year increase was primarily driven by higher customer premise equipment (CPE) costs related to the growth in data integration revenues and higher content cost related to the growth of CenturyLink® PrismTM TV, which were partially offset by lower depreciation and amortization expenses.
Operating cash flow (as defined in our attached supplemental schedules), excluding special items, decreased to $1.75 billion from $1.81 billion in third quarter 2013. For third quarter 2014, CenturyLink achieved an operating cash flow margin, excluding special items, of 38.7% versus 40.0% in third quarter 2013. These decreases were primarily driven by the decline in legacy revenues and the expense increases described above.
Adjusted Net Income and Adjusted Diluted Earnings Per Share (Adjusted Diluted EPS)
Adjusted Net Income and Adjusted Diluted EPS exclude the after-tax impact of special items, the non-cash after-tax impact of the amortization of certain intangible assets related to acquisitions since mid-2009, and the non-cash after-tax impact to interest expense relating to the assignment of fair value to the outstanding debt assumed in connection with those acquisitions.
Excluding the items outlined above, CenturyLink’s Adjusted Net Income for third quarter 2014 was $359 million compared to Adjusted Net Income of $375 million in third quarter 2013. Third quarter 2014 Adjusted Diluted EPS was $0.63 compared to $0.63 in the year-ago period due to the lower average number of shares outstanding in third quarter 2014 compared to third quarter 2013. See the attached schedules for additional information.
GAAP Results
Under generally accepted accounting principles (GAAP), net income for third quarter 2014 was $188 million compared to a net loss of $1.05 billion for third quarter 2013, and diluted earnings per share for third quarter 2014 was $0.33 compared to a net loss per share of $1.76 for third quarter 2013. Third quarter 2013 net loss and net loss per share included a non-cash goodwill impairment charge of $1.1 billion.
Additional details regarding the Company’s special items for the three months ended September 30, 2014 and 2013 are provided in the accompanying financial schedules.

4 All references to strategic and legacy revenues herein reflect certain adjustments described in the attached schedules

Segment Financial Results5
Consumer
The Consumer segment achieved strong year-over-year strategic revenue growth driven by increased high-speed Internet and CenturyLink® PrismTM TV customers.

•	Strategic revenues were $712 million in the quarter, a 6.4% increase over third quarter 2013.

•	Generated $1.49 billion in total revenues, a decrease of 0.8% from third quarter 2013, reflecting the continued decline in legacy services offsetting the growth in strategic services.

•	Added approximately 14,000 CenturyLink® PrismTM TV customers during third quarter 2014, increasing penetration of the more than 2.2 million addressable homes to approximately 10.3%.
Business
The Business segment has achieved year-over-year core revenue growth in six of the last seven quarters, driven by continued demand for high-bandwidth data services and solid sales momentum.

•	Strategic revenues were $677 million in the quarter, a 6.1% increase over third quarter 2013, driven by strength in high-bandwidth offerings such as MPLS, Ethernet and Wavelength services.

•
Generated $1.57 billion in total revenues, an increase of 1.6% from third quarter 2013, as growth in high-bandwidth offerings and data integration revenues offset lower legacy services revenues. Data integration revenues were $22 million higher in third quarter 2014 compared to third quarter 2013.

•	Continued strong sales momentum in third quarter with solid sales funnel entering fourth quarter and continued success in sales of Managed Office and Managed Enterprise solutions.
Wholesale
The Wholesale segment ended the quarter with approximately 21,000 fiber-connected towers, an increase of 17% from third quarter 2013.

•
Strategic revenues were $560 million in the quarter, down slightly from third quarter 2013, as increases in wireless carrier bandwidth demand and Ethernet sales were offset by declines in low-speed data revenues.

•
Generated $843 million in total revenues, a decrease of 4.0% from third quarter 2013, reflecting the continued decline in low-speed data revenues and in legacy revenues, primarily driven by lower long distance and switched access minutes of use, along with access rate reductions from implementation of the CAF Order[6].

•	Completed approximately 1,200 fiber builds in third quarter 2014 and remain on track to complete approximately 2,500 for full-year 2014.
Hosting
The Hosting segment grew managed hosting (including cloud) and colocation revenues as cross-selling initiatives and product enhancements continue to strengthen sales opportunities.

•	Operating revenues were $361 million in the quarter, a 5.6% increase from third quarter 2013.

•	Managed hosting revenues[7] were $147 million, representing a 14% increase from third quarter 2013, and colocation[7] revenues were $163 million, a 4.5% increase over the same period a year ago.

•	Launched new private cloud service available on the same industry-recognized platform as CenturyLink’s public cloud service, enabling new hybrid IT capabilities.

5 All references to segment data herein reflect certain adjustments described in the attached schedules
6 Federal Communications Commission’s Connect America and Intercarrier Compensation Reform Order (the CAF Order) adopted on October 27, 2011
7 Hosting revenue by product category was restated in 1Q14 to allocate cross-connect revenue with the associated colocation or managed service

Guidance — Fourth Quarter 2014
The Company expects fourth quarter 2014 revenues to decline from third quarter 2014 due to anticipated lower data integration revenues. Fourth quarter expenses (excluding depreciation and amortization) are expected to decrease from third quarter 2014 primarily due to the normal seasonality of outside plant maintenance and utility costs and lower CPE costs related to the anticipated decline in data integration revenues.

Fourth Quarter 2014 (excluding special items)

Operating Revenues	$4.44 to $4.49 billion
Core Revenues	$4.05 to $4.10 billion
Operating Cash Flow	$1.75 to $1.80 billion
Adjusted Diluted EPS	$0.59 to $0.64

All 2014 guidance figures and 2014 outlook statements included in this release (i) speak as of November 5, 2014 only, (ii) exclude the impact of any share repurchases made after September 30, 2014 and (iii) exclude the effects of special items, future impairment charges, future changes in regulation, tax laws or accounting rules, integration expenses associated with our recent acquisitions, any changes in operating or capital plans or other unforeseen events or circumstances that impact our financial performance, and any future mergers, acquisitions, divestitures or other similar business transactions. See “Forward Looking Statements” below. For additional information on how we define certain of the terms used above, see the attached schedules.
Investor Call
As previously announced, CenturyLink’s management will host a conference call at 4:00 p.m. Central Time today, November 5, 2014. Interested parties can access the call by dialing 866-835-8905. The call will be accessible for replay through November 13, 2014, by dialing 888-266-2081 and entering the access code 1644973. Investors can also listen to CenturyLink’s earnings conference call and webcast replay by accessing the Investor Relations portion of the Company’s website at www.centurylink.com through November 27, 2014. Financial, statistical and other information related to the call will also be posted to our website.
Reconciliation to GAAP
This release includes certain non-GAAP financial measures, including but not limited to operating cash flow, free cash flow, core revenues, Adjusted Net Income and adjustments to GAAP measures to exclude the effect of special items. In addition to providing key metrics for management to evaluate the Company’s performance, we believe these measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends. Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules. Reconciliation of additional non-GAAP financial measures that may be discussed during the earnings call described above will be available in the Investor Relations portion of the Company’s website at www.centurylink.com. Investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP.
About CenturyLink
CenturyLink is the third largest telecommunications company in the United States and is recognized as a leader in the network services market by technology industry analyst firms. The Company is a global leader in cloud infrastructure and hosted IT solutions for enterprise customers. CenturyLink provides data, voice and managed services in local, national and select international markets through its high-quality advanced fiber optic network and multiple data centers for businesses and consumers. The company also offers advanced entertainment services under the CenturyLink® PrismTM TV and DIRECTV brands. Headquartered in Monroe, La., CenturyLink is an S&P 500 company and is included among the Fortune 500 list of America’s largest corporations. For more information, visit www.centurylink.com.

Forward Looking Statements
Certain non-historical statements made in this release and future oral or written statements or press releases by us or our management are intended to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations only, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us if one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the timing, success and overall effects of competition from a wide variety of competitive providers; the risks inherent in rapid technological change, including product displacement; the effects of ongoing changes in the regulation of the communications industry, including the outcome of regulatory or judicial proceedings relating to intercarrier compensation, access charges, universal service, broadband deployment, data protection and net neutrality; our ability to effectively adjust to changes in the communications industry, and changes in our markets, product mix and network caused by our recent acquisitions; our ability to successfully integrate recently-acquired operations into our incumbent operations, including the possibility that the anticipated benefits from our recent acquisitions cannot be fully realized in a timely manner or at all; our ability to effectively manage our expansion opportunities, including retaining and hiring key personnel; possible changes in the demand for, or pricing of, our products and services, including our ability to effectively respond to increased demand for high-speed broadband service; our ability to successfully introduce new product or service offerings on a timely and cost-effective basis; the adverse impact on our business and network from possible equipment failures, security breaches or similar attacks on our network; our ability to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; our ability to use net operating loss carryovers of Qwest in projected amounts; our continued access to credit markets on favorable terms; our ability to collect our receivables from financially troubled communications companies; our ability to maintain favorable relations with our key business partners, suppliers, vendors, landlords and financial institutions; any adverse developments in legal or regulatory proceedings involving us; changes in our operating plans, corporate strategies, dividend payment plans or other capital allocation plans, including those caused by changes in our cash requirements, capital expenditure needs, debt obligations, pension funding requirements, cash flows, or financial position, or other similar changes; the effects of adverse weather; other risks referenced from time to time in our filings with the SEC; and the effects of more general factors such as changes in interest rates, in tax laws, in accounting policies or practices, in operating, medical, pension or administrative costs, in general market, labor or economic conditions, or in legislation, regulation or public policy. These and other uncertainties related to our business and our recent acquisitions are described in greater detail in Item 1A of our Form 10-Q for the quarter ended June 30, 2014, as updated and supplemented by our subsequent SEC reports. You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factor on the business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements. You are further cautioned not to place undue reliance on these forward-looking statements, which are inherently speculative and speak only as of the date made. We undertake no obligation to update any of our forward-looking statements for any reason.

CenturyLink, Inc.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
THREE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013
(UNAUDITED)
(Dollars in millions, except per share amounts; shares in thousands)

	Three months ended September 30, 2014				Three months ended September 30, 2013
				As adjusted				As adjusted		Increase
				excluding				excluding		(decrease)
		Less		special		Less		special	Increase	excluding
	As	special		items	As	special		items	(decrease)	special
	reported	Items		(Non-GAAP)	reported	Items		(Non-GAAP)	as reported	items
OPERATING REVENUES*
Strategic	$2,310	—		2,310	2,212	—		2,212	4.4%	4.4%
Legacy	1,769	—		1,769	1,892	—		1,892	(6.5)%	(6.5)%
Data integration	185	—		185	163	—		163	13.5%	13.5%
Other	250	—		250	248	—		248	0.8%	0.8%
	4,514	—		4,514	4,515	—		4,515	—%	—%

OPERATING EXPENSES
Cost of services and products	1,975	2	(1)	1,973	1,918	3	(3)	1,915	3.0%	3.0%
Selling, general and administrative	823	28	(1)	795	1,047	252	(3)	795	(21.4)%	—%
Depreciation and amortization	1,097	—		1,097	1,135	—		1,135	(3.3)%	(3.3)%
Impairment of goodwill	—	—		—	1,100	1,100	(4)	—	(100.0)%	—%
	3,895	30		3,865	5,200	1,355		3,845	(25.1)%	0.5%

OPERATING INCOME (LOSS)	619	(30)		649	(685)	(1,355)		670	(190.4)%	(3.1)%

OTHER INCOME (EXPENSE)
Interest expense	(325)	—		(325)	(329)	—		(329)	(1.2)%	(1.2)%
Other income, net	5	—		5	9	—		9	(44.4)%	(44.4)%
Income tax expense	(111)	11	(2)	(122)	(40)	99	(5)	(139)	177.5%	(12.2)%
NET INCOME (LOSS)	$188	(19)		207	(1,045)	(1,256)		211	(118.0)%	(1.9)%
BASIC EARNINGS (LOSS) PER SHARE	$0.33	(0.03)		0.37	(1.76)	(2.11)		0.35	(118.8)%	5.7%
DILUTED EARNINGS (LOSS) PER SHARE	$0.33	(0.03)		0.36	(1.76)	(2.11)		0.35	(118.8)%	2.9%

AVERAGE SHARES OUTSTANDING
Basic	565,965			565,965	594,587			594,587	(4.8)%	(4.8)%
Diluted	567,432			567,432	594,587			595,747	(4.6)%	(4.8)%

DIVIDENDS PER COMMON SHARE	$0.54			0.54	0.54			0.54	—%	—%
SPECIAL ITEMS
(1)	Includes severance costs associated with recent headcount reductions ($14 million) and integration costs associated with our acquisition of Qwest ($16 million).
(2)	Income tax benefit of Item (1).
(3)
Includes a litigation reserve ($233 million), severance costs associated with reduction in force initiatives ($3 million), integration and retention costs associated with our acquisition of Qwest ($9 million), integration costs associated with our acquisition of Savvis ($1 million) and an impairment of an office building ($9 million).

(4)	Non-cash, non-tax deductible goodwill impairment charge of ($1.1 billion).
(5)	Income tax benefit of Item (3).
*During 2013, we reallocated the discounts on our bundled services (local, long distance, and broadband) to the component products and services. The net effect of the bundled services reallocation was a reclassification of certain revenues from legacy services to strategic services. Also in 2013, we reallocated our CLEC revenues into their component products and services. The net effect of this CLEC reallocation was a reclassification of certain revenues from strategic services to legacy services. The 2013 information presented here has been restated to reflect these reclassifications.

CenturyLink, Inc.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013
(UNAUDITED)
(Dollars in millions, except per share amounts; shares in thousands)

	Nine months ended September 30, 2014				Nine months ended September 30, 2013
				As adjusted				As adjusted		Increase
				excluding				excluding		(decrease)
		Less		special		Less		special	Increase	excluding
	As	special		items	As	special		items	(decrease)	special
	reported	Items		(Non-GAAP)	reported	Items		(Non-GAAP)	as reported	items
OPERATING REVENUES*
Strategic	$6,889	—		6,889	6,562	—		6,562	5.0%	5.0%
Legacy	5,401	—		5,401	5,767	—		5,767	(6.3)%	(6.3)%
Data integration	546	—		546	470	—		470	16.2%	16.2%
Other	757	—		757	754	—		754	0.4%	0.4%
	13,593	—		13,593	13,553	—		13,553	0.3%	0.3%

OPERATING EXPENSES
Cost of services and products	5,872	12	(1)	5,860	5,587	9	(4)	5,578	5.1%	5.1%
Selling, general and administrative	2,497	111	(1)	2,386	2,679	300	(4)	2,379	(6.8)%	0.3%
Depreciation and amortization	3,297	—		3,297	3,375	—		3,375	(2.3)%	(2.3)%
Impairment of goodwill	—	—		—	1,100	1,100	(5)	—	(100.0)%	—%
	11,666	123		11,543	12,741	1,409		11,332	(8.4)%	1.9%

OPERATING INCOME	1,927	(123)		2,050	812	(1,409)		2,221	137.3%	(7.7)%

OTHER INCOME (EXPENSE)
Interest expense	(981)	—		(981)	(970)	—		(970)	1.1%	1.1%
Other income, net	7	(14)	(2)	21	52	37	(6)	15	(86.5)%	40.0%
Income tax expense	(369)	47	(3)	(416)	(372)	131	(7)	(503)	(0.8)%	(17.3)%
NET INCOME (LOSS)	$584	(90)		674	(478)	(1,241)		763	(222.2)%	(11.7)%
BASIC EARNINGS (LOSS) PER SHARE	$1.03	(0.16)		1.18	(0.79)	(2.05)		1.26	(230.4)%	(6.3)%
DILUTED EARNINGS (LOSS) PER SHARE	$1.02	(0.16)		1.18	(0.79)	(2.05)		1.26	(229.1)%	(6.3)%

AVERAGE SHARES OUTSTANDING
Basic	569,472			569,472	606,104			606,104	(6.0)%	(6.0)%
Diluted	570,640			570,640	606,104			607,474	(5.9)%	(6.1)%

DIVIDENDS PER COMMON SHARE	$1.62			1.62	1.62			1.62	—%	—%
SPECIAL ITEMS
(1)
Includes severance costs associated with recent headcount reductions ($66 million), integration and retention costs associated with our acquisition of Qwest ($41 million) and the impairment of two office buildings ($18 million), less the offsetting impact of a litigation settlement in the amount of $2 million.

(2)	Impairment of a non-operating investment ($14 million).
(3)	Income tax benefit of Item (1).
(4)
Includes a litigation reserve ($233 million), severance costs associated with reduction in force initiatives ($14 million), integration and retention costs associated with our acquisition of Qwest ($27 million), integration, severance, and retention costs associated with our acquisition of Savvis ($8 million), an accounting adjustment ($18 million) and an impairment of an office building ($9 million).

(5)	Non-cash, non-tax deductible goodwill impairment charge of ($1.1 billion).
(6)	Gain on the sale of a non-operating investment ($32 million) and settlements of other non-operating issues ($5 million).
(7)	Income tax benefit of Items (4) and (6) and a favorable federal income tax settlement ($33 million).
*During 2013, we reallocated the discounts on our bundled services (local, long distance, and broadband) to the component products and services. The net effect of the bundled services reallocation was a reclassification of certain revenues from legacy services to strategic services. Also in 2013, we reallocated our CLEC revenues into their component products and services. The net effect of this CLEC reallocation was a reclassification of certain revenues from strategic services to legacy services. The 2013 information presented here has been restated to reflect these reclassifications.

CenturyLink, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2014 AND DECEMBER 31, 2013
(UNAUDITED)
(Dollars in millions)
	September 30,	December 31,
	2014	2013
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$734	168
Other current assets	3,284	3,739
Total current assets	4,018	3,907

NET PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	35,970	34,307
Accumulated depreciation	(17,647)	(15,661)
Net property, plant and equipment	18,323	18,646

GOODWILL AND OTHER ASSETS
Goodwill	20,664	20,674
Other, net	7,641	8,560
Total goodwill and other assets	28,305	29,234

TOTAL ASSETS	$50,646	51,787

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$1,169	785
Other current liabilities	3,408	3,624
Total current liabilities	4,577	4,409

LONG-TERM DEBT	19,982	20,181
DEFERRED CREDITS AND OTHER LIABILITIES	9,642	10,006
STOCKHOLDERS' EQUITY	16,445	17,191

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$50,646	51,787

CenturyLink, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013
(UNAUDITED)
(Dollars in millions)

	Nine Months ended	Nine Months ended
	September 30, 2014	September 30, 2013
OPERATING ACTIVITIES
Net income (loss)	$584	(478)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,297	3,375
Impairment of goodwill	—	1,100
Impairment of assets	32	—
Deferred income taxes	301	349
Provision for uncollectible accounts	110	111
Gain on sale of intangible assets	—	(32)
Changes in current assets and current liabilities, net	(224)	228
Retirement benefits	(255)	(288)
Changes in other noncurrent assets and liabilities, net	66	61
Other, net	26	(18)
Net cash provided by operating activities	3,937	4,408
INVESTING ACTIVITIES
Payments for property, plant and equipment and capitalized software	(2,113)	(2,211)
Proceeds from sale of intangible assets or property	—	75
Other, net	—	19
Net cash used in investing activities	(2,113)	(2,117)
FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	483	1,740
Payments of long-term debt	(162)	(1,169)
Net payments on credit facility	(140)	(620)
Dividends paid	(924)	(986)
Net proceeds from issuance of common stock	45	54
Repurchase of common stock	(558)	(1,252)
Other, net	(2)	(3)
Net cash used in financing activities	(1,258)	(2,236)
Net increase in cash and cash equivalents	566	55
Cash and cash equivalents at beginning of period	168	211
Cash and cash equivalents at end of period	$734	266

CenturyLink, Inc.
SELECTED SEGMENT FINANCIAL INFORMATION
THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013
(UNAUDITED)
(Dollars in millions)

	Three months ended September 30,*		Nine months ended September 30,*
	2014	2013**	2014	2013**
Total segment revenues	$4,264	4,267	12,836	12,799
Total segment expenses	2,161	2,089	6,378	6,056
Total segment income	$2,103	2,178	6,458	6,743
Total segment income margin (segment income divided by segment revenues)	49.3%	51.0%	50.3%	52.7%

Consumer
Revenues
Strategic services	$712	669	2,123	1,967
Legacy services	778	833	2,374	2,537
Data integration	1	1	3	4
	$1,491	1,503	4,500	4,508
Expenses
Direct	$486	481	1,430	1,375
Allocated	125	124	363	353
	$611	605	1,793	1,728

Segment income	$880	898	2,707	2,780
Segment income margin	59.0%	59.7%	60.2%	61.7%

Business
Revenues
Strategic services	$677	638	1,995	1,867
Legacy services	708	744	2,154	2,241
Data integration	184	162	543	466
	$1,569	1,544	4,692	4,574
Expenses
Direct	$885	816	2,605	2,373
Allocated	112	116	330	328
	$997	932	2,935	2,701

Segment income	$572	612	1,757	1,873
Segment income margin	36.5%	39.6%	37.4%	40.9%

Wholesale
Revenues
Strategic services	$560	563	1,698	1,705
Legacy services	283	315	873	989
	$843	878	2,571	2,694
Expenses
Direct	$47	46	134	126
Allocated	238	247	710	742
	$285	293	844	868

Segment income	$558	585	1,727	1,826
Segment income margin	66.2%	66.6%	67.2%	67.8%

CenturyLink, Inc.
SELECTED SEGMENT FINANCIAL INFORMATION
THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013
(UNAUDITED)
(Dollars in millions)

	Three months ended September 30,*		Nine months ended September 30,*
	2014	2013**	2014	2013**
Hosting
Revenues
Strategic services	$361	342	1,073	1,023
	$361	342	1,073	1,023
Expenses
Direct	$230	218	694	640
Allocated	38	41	112	119
	$268	259	806	759

Segment income	$93	83	267	264
Segment income margin	25.8%	24.3%	24.9%	25.8%

*
During the first quarter of 2014, we adopted several changes with respect to the assignment of certain expenses to our segments. We have restated our previously reported segment results for the three and nine months ended September 30, 2013 to conform to the current presentation. The nature of the most significant changes and the related effect on segment expenses for the three and nine months ended September 30, 2013 are as follows:

- The method for allocating certain shared costs of consumer sales and care, including bad debt expense and credit card fees, was revised, which resulted in an increase in consumer segment expenses of $25 million and $67 million with a corresponding decrease in business segment expenses for the three and nine months ended September 30, 2013, respectively; and

- Hosting segment expenses have been conformed to the reporting of our other segments' expenses. Specifically, the progress of our integration efforts and centralization of certain administrative functions enabled us to discontinue including certain finance, information technology, legal and human resources expenses in the hosting segment, which resulted in a decrease of $16 million and $55 million in hosting segment expenses for the three and nine months ended September 30, 2013, respectively.

**
During 2013, we reallocated the discounts on our bundled services (local, long distance, and broadband) to the component products and services. The net effect of the bundled services reallocation was a reclassification of certain revenues from legacy services to strategic services. Also in 2013, we reallocated our CLEC revenues into their component products and services. The net effect of this CLEC reallocation was a reclassification of certain revenues from strategic services to legacy services. The 2013 information presented here has been restated to reflect these reclassifications.

See our SEC report for further information.

CenturyLink, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
(Dollars in millions)

		Three months ended September 30, 2014				Three months ended September 30, 2013
					As adjusted				As adjusted
			Less		excluding		Less		excluding
		As	special		special	As	special		special
		reported	Items		items	reported	Items		items
Operating cash flow and cash flow margin
	Operating income (loss)	$619	(30)	(1)	649	(685)	(1,355)	(2)	670
	Add: Depreciation and amortization	1,097	—		1,097	1,135	—		1,135
	Add: Impairment of goodwill	—	—		—	1,100	1,100	(3)	—
	Operating cash flow	$1,716	(30)		1,746	1,550	(255)		1,805

	Revenues	$4,514	—		4,514	4,515	—		4,515

	Operating income margin (operating income (loss) divided by revenues)	13.7%			14.4%	(15.2)%			14.8%

	Operating cash flow margin (operating cash flow divided by revenues)	38.0%			38.7%	34.3%			40.0%

Free cash flow
	Operating cash flow				$1,746				1,805
	Less: Cash paid for income taxes, net of refunds				2				1
	Less: Cash paid for interest, net of amounts capitalized				(262)				(268)
	Less: Capital expenditures (4)				(711)				(786)
	Add: Other income				5				9
	Free cash flow (5)				$780				761

SPECIAL ITEMS
(1)	Includes severance costs associated with recent headcount reductions ($14 million) and integration costs associated with our acquisition of Qwest ($16 million).
(2)
Includes a non-cash, non-tax deductible goodwill impairment charge ($1.1 billion), a litigation reserve ($233 million), severance costs associated with reduction in force initiatives ($3 million), integration and retention costs associated with our acquisition of Qwest ($9 million), integration costs associated with our acquisition of Savvis ($1 million) and an impairment of an office building ($9 million).

(3)	Non-cash, non-tax deductible goodwill impairment charge of ($1.1 billion).
(4)	Excludes $1 million in third quarter 2014 and $15 million in third quarter 2013 of capital expenditures related to the integration of Qwest and Savvis.
(5)	Excludes special items identified in items (1) and (2).

CenturyLink, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
(Dollars in millions)

		Nine months ended September 30, 2014				Nine months ended September 30, 2013
					As adjusted				As adjusted
			Less		excluding		Less		excluding
		As	special		special	As	special		special
		reported	Items		items	reported	Items		items
Operating cash flow and cash flow margin
	Operating income	$1,927	(123)	(1)	2,050	812	(1,409)	(2)	2,221
	Add: Depreciation and amortization	3,297	—		3,297	3,375	—		3,375
	Add: Impairment of goodwill	—	—		—	1,100	1,100	(3)	—
	Operating cash flow	$5,224	(123)		5,347	5,287	(309)		5,596

	Revenues	$13,593	—		13,593	13,553	—		13,553

	Operating income margin (operating income divided by revenues)	14.2%			15.1%	6.0%			16.4%

	Operating cash flow margin (operating cash flow divided by revenues)	38.4%			39.3%	39.0%			41.3%

Free cash flow
	Operating cash flow				$5,347				5,596
	Less: Cash paid for income taxes, net of refunds				(21)				(45)
	Less: Cash paid for interest, net of amounts capitalized				(934)				(915)
	Less: Capital expenditures (4)				(2,096)				(2,181)
	Add: Other income				21				15
	Free cash flow (5)				$2,317				2,470

SPECIAL ITEMS
(1)
Includes severance costs associated with recent headcount reductions ($66 million), integration and retention costs associated with our acquisition of Qwest ($41 million) and the impairment of two office buildings ($18 million), less the offsetting impact of a litigation settlement in the amount of $2 million.

(2)
Includes a non-cash, non-tax deductible goodwill impairment charge ($1.1 billion), a litigation reserve ($233 million), severance costs associated with reduction in force initiatives ($14 million), integration and retention costs associated with our acquisition of Qwest ($27 million), integration, severance, and retention costs associated with our acquisition of Savvis ($8 million), an accounting adjustment ($18 million) and an impairment of an office building ($9 million).

(3)	Non-cash, non-tax deductible goodwill impairment charge of ($1.1 billion).
(4)	Excludes $17 million in 2014 and $30 million in 2013 of capital expenditures related to the integration of Qwest and Savvis.
(5)	Excludes special items identified in items (1) and (2).

CenturyLink, Inc.
OPERATING METRICS
(UNAUDITED)
(In thousands)

	As of	As of	As of
	September 30, 2014	June 30, 2014	September 30, 2013
Broadband subscribers	6,063	6,055	5,942
Access lines	12,537	12,707	13,150

CenturyLink, Inc.
SUPPLEMENTAL NON-GAAP INFORMATION - ADJUSTED DILUTED EPS
THREE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013 NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013
(UNAUDITED)
(Dollars in millions, except per share amounts)

	Three months ended		Nine months ended
	September 30, 2014 (excluding special items)	September 30, 2013 (excluding special items)	September 30, 2014 (excluding special items)	September 30, 2013 (excluding special items)
Net income *	$207	211	674	763

Add back:
Amortization of customer base intangibles:
Qwest	212	226	647	690
Embarq	24	29	83	97
Savvis	15	15	46	45

Amortization of trademark intangibles:
Qwest	4	9	15	32
Savvis	—	2	5	6

Amortization of fair value adjustment of long-term debt:
Embarq	1	1	4	3
Qwest	(12)	(14)	(36)	(48)

Subtotal	244	268	764	825
Tax effect of above items	(92)	(104)	(290)	(321)
Net adjustment, after taxes	152	164	474	504

Net income, as adjusted for above items	$359	375	1,148	1,267

Weighted average diluted shares outstanding	567.4	595.7	570.6	607.5

Diluted EPS (excluding special items)	$0.36	0.35	1.18	1.26

Adjusted diluted EPS as adjusted for the above-listed purchase accounting intangible and interest amortizations (excluding special items)	$0.63	0.63	2.01	2.09
The above schedule presents adjusted net income and adjusted diluted earnings per share (both excluding special items) by adding back to net income and diluted earnings per share certain non-cash expense items that arise as a result of the application of business combination accounting rules to our recent acquisitions. Such presentation is not in accordance with generally accepted accounting principles but management believes the presentation is useful to analysts and investors to understand the impacts of growing our business through acquisitions.

*See preceding schedules for a summary description of special items.